As filed with the Securities and Exchange Commission on July 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SAIHEAT Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o #266A South Bridge Road,

#02-01 Singapore (058815)

Tel: +65 9656 5641

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associate

850 Library Avenue, Suite 204

Newark, DE 19711

(301) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yile Gao, Esq. Morgan, Lewis & Bockius 19th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong, SAR +852 3551 8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 2, 2026

PRELIMINARY PROSPECTUS

PROSPECTUS FOR
UP TO $300,000,000

Class A Ordinary Shares

DEBT

WARRANTS

RIGHTS AND

UNITS
OF

SAIHEAT Limited

We may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our Class A Ordinary Shares (as defined below), debt securities, warrants, rights, and units, or any combination thereof, including in one or more series, together or separately, as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing.

We may additionally, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities.

On June 26, 2023, we filed with the SEC a registration statement on Form F-3 (File No. 333-272916) utilizing a shelf registration process, which registration statement was declared effective on August 17, 2023, or the 2023 F-3. Under this shelf registration process, we were initially entitled to, from time to time, sell up to $300 million in the aggregate of Class A Ordinary Shares, debt, warrants, rights and units. As of the date of this prospectus, we have not offered or sold any securities under 2023 F-3.

The 2023 F-3 will expire on August 17, 2026 and therefore, we are filing this registration statement as a new shelf registration statement, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

Our Class A Ordinary Shares and warrants (the “IPO Warrants”) are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “SAI” and “SAITW,” respectively. On June 30, 2026, the last reported sale price of our Class A Ordinary Shares and IPO Warrants on Nasdaq was $11.60 per share and $172.5 per warrant. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of shareholders, and each Class B Ordinary Share (as defined below) shall be entitled to ten (10) votes on all matters subject to a vote of shareholders. See the section entitled “Description of Ordinary Shares, IPO Warrants and Articles of Association – Ordinary Shares – Voting Rights” for additional information.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. The aggregate market value of our issued and outstanding Class A Ordinary Shares held by non-affiliates, as of June 30, 2026, was approximately $13.80 million, which was calculated based on 1,189,428 Class A Ordinary Shares held by non-affiliates and the per share price of S$11.60, which was the closing price of our Class A Ordinary Shares on June 30, 2026. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

 .

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules. To Ma indirectly holds more than 50% of the shareholder voting power of our outstanding share capital through his directly owned company, Energy Science Artist Holding Limited, and can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that our board be comprised of a majority of independent directors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. Before buying any securities you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 7 of this prospectus and other risk factors set forth in our annual report on Form 20-F for the fiscal year ended December 31, 2025, which is incorporated herein by reference and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The date of this prospectus is July 2, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, in one or more offerings, sell up to $300,000,000 of any combination of the securities described in this prospectus.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before investing in any of the securities offered.

Neither we, nor any agent, underwriter or dealer has authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we, nor any agent, underwriter or dealer are making an offer to sell Class A Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States: We have not taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are an exempted company incorporated under the laws of the Cayman Islands, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “SAI,” the “Company,” “we,” “us,” “our Company”, and “our” refer to SAIHEAT Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands, together as a group with its subsidiaries. All references in this prospectus to “TradeUP” refer to TradeUP Global Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, documents incorporated by reference herein and any appliable prospectus supplement, including statements regarding SAI’s future financial position, business strategy and plans and objectives of management for future operations, are forward- looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, SAI’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the Company’s goals and strategies;

●	the Company’s financial performance;

●	the ability to maintain the listing of the Company’s Class A Ordinary Shares and IPO Warrants on the Nasdaq Capital Market;

●	the Company’s future business development, financial position, estimated revenues and losses, projected capex, prospects and plans;

●	the Company’s strategic advantages and the impact those advantages will have on future financial and operational results;

●	expected changes in our revenue, costs or expenditures;
●	the anticipated cash needs and its needs for additional financing;

●	the Company’s ability to successfully integrate acquisitions;
●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	changes in applicable laws or regulations;

●	relevant government policies and regulations relating to our business and industry;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	the outcome of any legal proceedings that may be instituted against the Company;

●	assumptions underlying or related to any of the foregoing.

●	the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

●	the Company’s ability to attract and retain users;

●	the Company’s dependence upon third-party licenses;

●	the Company’s lack of control over the providers of our content and their effect on our access to music and other content;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	that the Company has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of the Company’s financial statements; and

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of such forward looking statements. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference into this prospectus.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. When we refer to one or more sources of data in any paragraph, you should assume that other data of the same type appearing in the same paragraph is derived from such sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from third-party sources (including any sources that we may have paid for, sponsored, or conducted), we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SELECTED DEFINITIONS

●	“Amended and Restated Memorandum and Articles of Association” means the fifth amended and restated memorandum and articles of association of SAI adopted by special resolution dated April 24, 2026.

●	“bitcoin” means the type of virtual currency based on an open source cryptographic protocol existing on the Bitcoin Network.

●	“Board” means the board of directors of SAI.

●	“Business Combination” means the transactions contemplated by the Business Combination Agreement and consummated on April 29, 2022, including, the Merger;

●	“Business Combination Agreement” means the Business Combination Agreement, as amended dated as of September 27, 2021, among TradeUP, Merger Sub and Old SAI, as amended as of October 20, 2021, and January 26, 2022, and March 22, 2022;

●	“Class A Ordinary Shares” means the class A ordinary shares of a par value of $0.0015 each in the share capital of SAI;

●	“Class B Ordinary Shares” means the class B ordinary shares of a par value of $0.0015 each in the share capital SAI;

●	“Companies Act” means the Companies Act (Revised) of the Cayman Islands;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“GAAP” means generally accepted accounting principles in the United States;

●	“IRS” means the U.S. Internal Revenue Service;

●	“Merger” means the merger of Merger Sub with Old SAI, with Old SAI surviving such merger and Old SAI becoming a wholly owned subsidiary of TradeUP, pursuant to the Business Combination Agreement;

●	“Merger Sub” means TGC Merger Sub, an exempted company with limited liability incorporated under the laws of Cayman Islands;

●	“Nasdaq” means The Nasdaq Capital Market;

●	“Old SAI” means an exempted company with limited liability incorporated under the laws of Cayman Islands named SAITECH Limited before the consummation of the Business Combination, which survived the Merger and became a wholly owned subsidiary of TradeUP, pursuant to the Business Combination Agreement;

●	“ordinary resolution” means a resolution passed by a simple majority of the shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each shareholder is entitled by the Amended and Restated Memorandum and Articles of Association;

●	“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“PRC” means the People’s Republic of China;

●	“SAI” means SAIHEAT Limited (formerly named TradeUP Global Corporation and SAI.TECH Global Corporation), which became the parent of Old SAI following the consummation of the Business Combination;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“special resolution” has the same meaning as in the Companies Act, and includes a unanimous written resolution;

●	“TradeUP IPO” means TradeUP’s initial public offering, consummated on May 3, 2021, through the sale of 4,488,986 Units (including the 488,986 Units sold pursuant to the underwriters’ partial exercise of their over-allotment option at $10.00 per unit);

●	“Units” means one Class A Ordinary Share and one-half of one warrant, whereby each warrant entitles the holder thereto to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, sold in the TradeUP IPO.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

SAIHEAT Limited is a computing and energy operator dedicated to accelerating the realization of Sustainable Augmented Intelligence. Its computing division offers BTC joint computing power and AI cloud computing services, while its energy division provides liquid-cooled computing centers and small modular nuclear products. Since our founding in 2019, we have been committed to developing comprehensive energy-saving bitcoin mining solutions that can optimize the major costs of the operation and promote clean energy transition for our clients. The uniqueness of our solutions is that we use proprietary liquid cooling and waste heat recovery technology for bitcoin mining activities, which utilizes waste heat generated from bitcoin mining operation at up to 97% thermal efficiency to provide recycled energy in form of hot water to potential heating demand customers. Our mission is to become the sustainable distributed crypto asset mining operator and heating supplier globally, while simultaneously promote the clean energy transition of the bitcoin mining, power and heating industries.

Summary of Risk Factors

Investing in our securities may expose you to a number of risks, including risks relating to our business, industry and operations, risks relating to government regulation regulatory framework, risks relating to cryptocurrency, risks related to cryptocurrency mining, risks related to investments outside of the United States, risks related to China, risks related to doing business in China, risks related to Kazakhstan, risks related to ownership of our Class A Ordinary Shares. The following summarizes part, but not all, of these risks. Please carefully consider all of the information discussed in most recent Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on April 30, 2026, and the updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, which contains a more thorough description of risks relating to investing in us.

Risks Related to Our Business, Industry and Operations

●	We have a limited operating history in an evolving and highly volatile industry and are undergoing a business transition, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	Our operating results may fluctuate due to the highly volatile nature of cryptocurrencies in general and, specifically, bitcoin.

●	Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of mining machines and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

●	Unfavorable global economic, business or political conditions, such as the sudden tariff adjustments and increases, and the disruption caused by various countermeasures to reduce its spread, could adversely affect our business, prospects, financial condition, and operating results.

●	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

Risks Related to Government Regulation Regulatory Framework

●	If bitcoin or other cryptocurrencies are determined to be investment securities, and we hold a significant portion of its assets in such cryptocurrency, investment securities or non-controlling equity interests of other entities, we may inadvertently violate the Investment Company Act. We could incur large losses to modify our operations to avoid the need to register as an investment company or could incur significant expenses to register as an investment company or could terminate operations altogether.

●	There is no one unifying principle governing the regulatory status of cryptocurrency nor whether cryptocurrency is a security in each context in which it is viewed. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of crypto assets, such as cryptocurrencies, in a manner that adversely affects our business, prospects or operations.

Risks Related to Cryptocurrency

●	The loss or destruction of any private keys required to access our digital wallet may be irreversible. If we are unable to access our private keys (whether due to loss, destruction, security incident or otherwise), it could cause direct financial loss, regulatory scrutiny and reputational harm.

●	Distributing crypto assets in connection with our mining pool business involves risks, which could result in loss of customer assets, customer disputes and other liabilities, adversely impact our business, results of operations and/or financial condition.

●	Significant contributors to all or a network for any particular crypto asset, such as bitcoin, could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect our business.

Risks Related to Cryptocurrency Mining

●	The supply of bitcoin is limited, and production of bitcoin is negatively impacted by the bitcoin halving protocol expected every four years.

●	Any periodic adjustments to the crypto asset networks, such as bitcoin, regarding the difficulty for block solutions, with reductions in the aggregate hash rate or otherwise, could have a material adverse effect on our business, prospects, financial condition, and operating results. If the award of new bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power, or hash rate, to solve blocks and confirmations of transactions on the bitcoin blockchain could be slowed.

●	Bitcoin and any other cryptocurrencies that could be held by us are not insured and not subject to FDIC or SIPC protections.

Risks Related to Investments Outside of the United States

●	As a company with operations and opportunities outside of the U.S., we may face additional burdens and be subject to a variety of additional risks or considerations associated with companies operating in an international setting that may negatively impact our operations.

●	If relations between the United States and foreign governments deteriorate, they could affect our operations and cause our goods and services to become less attractive.

Risks Related to China

●	Though we have a Singapore-based auditor and a U.S. based predecessor auditor that are registered with the PCAOB and currently subject to PCAOB inspection, if it is later determined that the PCAOB is unable to inspect or investigate completely the company’s auditors because of a position taken by an authority in a foreign jurisdiction, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities.

Risks Related to Doing Business in China

●	PRC regulations relating to offshore investment activities by PRC residents may expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

●	The PRC government may exert, at any time, with little to no notice, substantial interventions and influences over the manner in which a business must conduct its business operations that cannot always be expected nor anticipated, if such business has some presence/operations in China. If the PRC government at any time substantially intervenes, influences, or establishes new policies, regulations, rules, or laws in a business’s industry, such substantial intervention or influence may result in adverse impact on such business’s operations and the value of such business’s securities, including causing the value of such securities to decline.

Risks Related to Ownership of our Class A Ordinary Shares

●	As a result of our plans to expand operations, including to jurisdictions in which the tax laws may not be favorable, our tax rate may fluctuate, our tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities or we may be subject to future changes in tax law, the impacts of which could adversely affect our after-tax profitability and financial results.

History and Development of the Company

We, SAIHEAT Limited, are a holding company incorporated in the Cayman Islands and conduct our operations primarily through our subsidiaries including (a) Sustainable Available Innovative PTE. LTD (Singapore) — General headquarter, responsible for business coordination; (b) Hangzhou Dareruohan Technology Co., Ltd. (WOFE) — Global R&D and supply chain center; and (c) SAI US INC. (USA) — Develops and manages projects and business in North American market. We began our operations in 2019. The following diagram illustrates our Company’s organizational structure, and the place of formation, ownership interest and affiliation of each of our principal subsidiaries and affiliated entities as of the date of this prospectus:

Stock Exchange Listing

SAIHEAT Limited’s Class A Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market under the symbols “SAI” and “SAITW”, respectively.

Corporate Information

We are a Cayman Islands exempted company limited by shares, operating under the Companies Act of the Cayman Islands. Our principal executive office is c/o #266A South Bridge Road, #02-01 Singapore (058815). The telephone number of our principal executive office is +65 9656 5641. Our registered office provider in the Cayman Islands is BOLDER CORPORATE SERVICES (CAYMAN) LIMITED. Our registered office in the Cayman Islands is located at 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands. Our primary website address is https://saiheat.com/. The information on our websites do not form a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at t 850 Library Avenue, Suite 204, Newark, Delaware 19711. The SEC maintains an Internet site at http://www.sec.gov that contains electronic reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are also considered as a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

As a foreign private issuer with shares listed on Nasdaq, we are subject to corporate governance requirements imposed by Nasdaq. Under Nasdaq Stock Market Rule 5615(a)(3), a foreign private issuer such as us may follow its home-country corporate governance practices in lieu of certain of the Nasdaq Stock Market Rules corporate governance requirements. We are committed to a high standard of corporate governance. As such, we strive to comply with most of the Nasdaq corporate governance practices. However, certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must, for instance:

●	have a nomination and corporate governance committee composed entirely of independent directors;

●	have a compensation committee composed entirely of independent directors;

●	provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the Nasdaq;

●	hold an annual general meeting of shareholders;

●	have regularly scheduled executive sessions with only independent directors; or

●	seek shareholder approval for (a) the implementation and material revisions of the terms of share incentive plans; (b) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party; (c) the issuance of more than 20% of our outstanding ordinary shares; and (d) an issuance that would result in a change of control.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Securities That May Be Offered

We may offer or sell Class A Ordinary Shares, debt securities, warrants, rights, and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks in our most recent Annual Report on Form 20-F for the year ended December 31, 2025, as filed with the SEC on April 30, 2026, and the updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DIVIDEND POLICY

We have never declared or paid any cash dividend and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our Board has sole discretion whether to pay dividends. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus and applicable prospectus supplements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer Class A Ordinary Shares, debt securities, warrants, rights, and units, in one or more offerings, with a total aggregate offering price of up to $300,000,000. The actual price per Class A Ordinary Share of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

THE OFFER AND LISTING

Our Class A Ordinary Shares and IPO Warrants are currently traded on the Nasdaq Capital Market under the symbol “SAI” and “SAITW” respectively. The Class A Ordinary Shares and IPO Warrants began trading on Nasdaq on May 2, 2022.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Class A Ordinary Shares, debt, warrants to purchase Class A Ordinary Shares, rights and units comprising any combination of these securities.

In this prospectus, we refer to the Class A Ordinary Shares, debt, warrants to purchase Class A Ordinary Shares, rights and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $300,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES, IPO WARRANTS, AND ARTICLES OF ASSOCIATION

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles, as amended and restated from time to time, the Companies Act, the common law of the Cayman Islands.

As of the date hereof, the authorized share capital of the Company is $35,000 divided into 22,024,624 class A ordinary shares of a par value of $0.0015 each, 642,043 convertible class B ordinary shares of a par value of $0.0015 each, and 666,666 preference shares of a par value of $0.0015 each. As of the date hereof, there are 1,190,317 Class A Ordinary Shares and 620,043 Class B Ordinary Shares issued and outstanding.

The following are summaries of material provisions of the Amended and Restated Memorandum and Articles of Association and the Companies Act, insofar as they relate to the material terms of the Class A Ordinary Shares.

Ordinary Shares

General

Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting, conversion and director appointment and removal rights. SAI maintains a register of its shareholders and a shareholder is only entitled to a share certificate if the Board resolves that share certificates be issued.

To Ma controls the voting power of all of the outstanding Class B Ordinary Shares. Although Mr. Ma controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a permitted transferee under the Amended and Restated Memorandum and Articles of Association, those Class B Ordinary Shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in certain other circumstances described below in “- Optional and Automatic Conversion.”

Dividends

The holders of Class A Ordinary Shares are entitled to such dividends as may be declared by the Board as it may, in its discretion, lawfully declare from time to time. Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of shareholders, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to a vote of shareholders. A resolution put to the vote of the meeting shall be decided on a poll.

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together on all matters, except that we will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:

●	increase the number of authorized Class B Ordinary Shares;

●	issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to To Ma or his affiliates;

●	create, authorize, issue, or reclassify into, any preference shares in the capital of SAI or any shares in the capital of SAI that carry more than one vote per share;

●	reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

●	amend, restate, waive, adopt any provision inconsistent with or otherwise alter any provision of the Amended and Restated Memorandum and Articles of Association relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast.

Optional and Automatic Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a permitted transferee of such holder under the Amended and Restated Memorandum and Articles of Association, each such Class B Ordinary Share will automatically and immediately convert into one Class A Ordinary Share. In case of any transfer of Class B Ordinary Shares to a person who at any later time ceases to be a permitted transferee under the Amended and Restated Memorandum and Articles of Association, we may refuse registration of any subsequent transfer except back to the transferor of such Class B Ordinary Shares, and otherwise, such Class B Ordinary Shares will automatically and immediately convert into an equal number of Class A Ordinary Shares.

Each Class B Ordinary Share will automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on the first anniversary of the death or incapacity of the ultimate beneficial owner of the Class B Ordinary Shares, which is Mr. Ma as of the date of this registration statement.

Transfer of Ordinary Shares

Subject to applicable laws, including securities laws, and the restrictions contained in the Amended and Restated Memorandum and Articles of Association and to any lock-up agreements to which a shareholder may be a party, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Board.

Class B Ordinary Shares may be transferred only to a permitted transferee under the Amended and Restated Memorandum and Articles of Association and any Class B Ordinary Shares otherwise will be converted into Class A Ordinary Shares.

If the Class A Ordinary Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to the Amended and Restated Memorandum and Articles of Association on terms that one cannot be transferred without the other, the Board will refuse to register the transfer of any such Class A Ordinary Shares without evidence satisfactory to them of the like transfer of such right, option, warrant or unit.

Liquidation

The Class A Ordinary Shares and Class B Ordinary Shares rank equally upon occurrence of any liquidation or winding up, in the event of which our assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder. The redemption of such shares will be effected in such manner and upon such other terms as we may, by special resolution, determine before the issue of the shares.

Variations of Rights of Shares

Subject to certain provisions of the Amended and Restated Memorandum and Articles of Association governing the Class B Ordinary Shares, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

We will hold an annual general meeting at such time and place as our Board appoints. At least five clear days’ notice shall be given for any general meeting. The Board, the chief executive officer or the chairman may call general meetings. No business shall be transacted at any general meeting unless a quorum of shareholders is present. A general meeting is duly constituted if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy two shareholders entitled to vote on shareholders resolution to be considered at the meeting.

Inspection of Books and Records

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (save for the memorandum and articles of association, register of mortgages and charges, and the special resolutions passed by shareholders) or to obtain copies of the register of members of these companies. Under Cayman Islands law, the names of current directors of our Company can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

The Board will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection of our shareholders, and no shareholder (not being a director) will otherwise have any right of inspecting any account or book or document except as required by the Companies Act or authorized by shareholders in a general meeting.

Changes in Capital

We may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

●	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

●	sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of Class B Ordinary Shares, we may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.

Exempted Company

We are an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Preference Shares

The Amended and Restated Memorandum and Articles of Association authorize 666,666 preference shares and provide that preference shares may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without approval of holders of Class A Ordinary Shares, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of SAI or the removal of existing management. Although it is not expected that we will issue any preference shares, we cannot assure you that it will not do so in the future.

IPO Warrants

Set forth below is also a description of the IPO Warrants that are currently issued and outstanding. These are the same warrants issued and outstanding in connection with the TradeUP IPO.

Each whole IPO Warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the TradeUP IPO and 30 days after April 29, 2022, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its IPO Warrants only for a whole number of Class A Ordinary Shares. This means only a whole IPO Warrant may be exercised at a given time by a warrant holder. No fractional IPO Warrants will be issued upon separation of the Units and only whole IPO Warrants will trade. The IPO Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any Class A Ordinary Shares pursuant to the exercise of an IPO Warrant and have no obligation to settle such IPO Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the IPO Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No IPO Warrant will be exercisable and we will not be obligated to issue a Class A Ordinary Share upon exercise of an IPO Warrant unless the Class A Ordinary Share issuable upon such IPO Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the IPO Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an IPO Warrant, the holder of such IPO Warrant will not be entitled to exercise such IPO Warrant and such IPO Warrant may have no value and expire worthless. In no event will we be required to net cash settle any IPO Warrant. In the event that a registration statement is not effective for the exercised IPO Warrants, the purchaser of a Unit containing such IPO Warrant will have paid the full purchase price for the unit solely for the Class A Ordinary Share underlying such Unit.

We have agreed to maintain the effectiveness of a registration statement for the registration under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the IPO Warrants and a current prospectus relating to those Class A Ordinary Shares until the IPO Warrants expire or are redeemed, as specified in the warrant agreement;; provided that if Class A Ordinary Shares are at the time of any exercise of an IPO Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b) (1) of the Securities Act, we may, at our option, require holders of IPO Warrants who exercise their IPO Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, it will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the IPO Warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise IPO Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the IPO Warrants, multiplied by the excess of the “Fair Market Value” (defined below) less the exercise price of the IPO Warrants by (y) the Fair Market Value and (B) 0.361. The “Fair Market Value” as used in this paragraph shall mean the volume weighted average price of the Class A Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of IPO Warrants when the price per Class A Ordinary Share equals or exceeds $16.50

Once the IPO Warrants become exercisable, we may redeem the outstanding IPO Warrants:

●	in whole and not in part;

●	at a price of $0.01 per IPO Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $16.50 per share (including adjustments to the number of shares issuable upon exercise or the exercise price of an IPO Warrant as described under the heading ” - Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the IPO Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the IPO Warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period. If and when the IPO Warrants become redeemable, we may exercise our redemption rights even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the IPO Warrants, each warrant holder will be entitled to exercise his, her or its IPO Warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $16.50 redemption trigger price (including adjustments to the number of shares issuable upon exercise or the exercise price of an IPO Warrant as described under the heading “- Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder. If, at the time of redemption, the IPO Warrants are exercisable for a security other than the Class A Ordinary Shares pursuant to the warrant agreement, the IPO Warrants may be exercised for such security. At such time as the IPO Warrants become exercisable for a security other than the Class A Ordinary Shares, we will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the IPO Warrants.

Redemption Procedures

A holder of an IPO Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such IPO Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Class A Ordinary Shares is increased by a capitalization or share dividend paid in Class A Ordinary Shares to all or substantially all holders of Class A Ordinary Shares, or by a split-up of Class A Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A Ordinary Shares issuable on exercise of each IPO Warrant will be increased in proportion to such increase in the outstanding Class A Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the IPO Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the IPO Warrants are then convertible), other than (1) as described above, (2) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Ordinary Shares issuable on exercise of each IPO Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (3) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a proposed initial business combination, (4) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a shareholder vote to approve an amendment to the memorandum and articles of association that would affect the substance or timing of its obligation to provide for the redemption of public shares in connection with an initial business combination or to redeem 100% of our public shares if it has not consummated an initial business combination within 18 months from the closing of this offering, or (5) in connection with the redemption of public shares upon failure to complete an initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Share in respect of such event.

If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each IPO Warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the IPO Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the IPO Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the registered holders of the IPO Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the IPO Warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the IPO Warrants would have received if such holder had exercised their IPO Warrants immediately prior to such event.

The IPO Warrants were issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrant agent, and TradeUP. The warrant agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder for the purpose of: (1) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the IPO Warrants and the warrant agreement set forth in this registration statement, or defective provision; (2) amending the provisions relating to cash dividends on Ordinary Shares as contemplated by and in accordance with the warrant agreement; or (3) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the IPO Warrants. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement for the TradeUP IPO for a complete description of the terms and conditions applicable to the IPO Warrants and is filed as an exhibit hereto.

The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their IPO Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Enforceability of Civil Liability under Cayman Islands Law

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Anti-Money Laundering - Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF WARRANTS

General

The following summary of certain description of warrants, and any description of warrants in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrant certificate that will be filed with the SEC in connection with the offering of such warrants.

We may issue warrants to purchase Class A Ordinary Shares, preference shares or debt securities of us. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent that will be named in the applicable prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of the warrants offered;

●	the price or prices at which the warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued, and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Cayman Islands or United States federal income tax consequences;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, adjustment, modification, redemption, exchange, and exercise of the warrants, if applicable.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase ordinary shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preference shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below (the “Indenture”). The summary is not complete. The form of the Indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the Indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and detailed or determined in the manner provided in a Board resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the Indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, if any, the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, shall commerce and will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest, if any, on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest, if any, on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest, if any, on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the Indenture with respect to the debt securities and any change in the acceleration provisions described in the Indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the Indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the Indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preference shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preference shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

The following summary of certain description of the rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the right agreement and provisions of the certificate evidencing the rights that will be filed with the SEC in connection with the offering of such rights.

We may issue rights to purchase Class A Ordinary Shares, preference shares or debt securities that we may offer to our securityholders. The rights may be issued independently or together with any other offered security. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will describe specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the date of determining the securityholders entitled to the rights distribution;

●	the securities for which the rights are exercisable;

●	the aggregate number of rights issued and the aggregate number of shares of ordinary shares or preference shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	the material terms of the rights, including terms, transferability, conditions to completion of the rights offering, procedures and limitation relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preference shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain description of, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units, as well as the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of the units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

MATERIAL TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2025, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

We are being represented by Morgan, Lewis & Bockius with respect to legal matters of United States federal securities and New York State law. The validity of the ordinary shares represented by our Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Morgan, Lewis & Bockius may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements of SAIHEAT Limited as of December 31, 2024, and for each of the years in the two-year period ended December 31, 2024 have been incorporated by reference herein in reliance upon the report of Audit Alliance LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The offices of Audit Alliance LLP are located at No.10 Anson Road, #20-16, International Plaza, Singapore, Singapore 079903.

The consolidated financial statements of SAIHEAT Limited as of December 31, 2025, and for the fiscal year ended December 31, 2025 have been incorporated by reference herein in reliance upon the report of AssentSure PAC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The offices of AssentSure PAC are located at 180B Bencoolen Street, #03-01 The Bencoolen, Singapore, Singapore 189648.

EXPENSES OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC registration fee		$0.00	*
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Miscellaneous	$		**
Total	$		**

*	Pursuant to Rule 415(a)(6) under the Securities Act, the registration statement of which this prospectus forms a part includes $300,000,000 of securities that were previously registered, but were not sold, pursuant to the 2023 F-3. The registration fee with respect to such securities, totaling $33,060, was previously paid, and such registration fee will continue to be applied to the unsold securities. In accordance with Rule 415(a)(6), the offering of securities registered under the 2023 F-3 will be terminated as of the date of effectiveness of this registration statement.

**	To be provided by a prospectus supplement or as an exhibit to a Report of Foreign Issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

ENFORCEABILITY OF CIVIL LIABILITY

SAI is incorporated as an exempted company under the laws of the Cayman Islands. Service of process upon SAI and upon its directors and officers named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of SAI’s assets and substantially all of SAI’s directors and officers are located outside the United States, any judgment obtained in the United States against SAI or any of its directors and officers may not be collectible within the United States.

SAI has appointed Puglisi & Associate as its agent to receive service of process in any action against SAI in any U.S. federal or state court arising out of the Transactions. The address of Puglisi & Associate is 850 Library Avenue, Suite 204 Newark, DE 19711.

Harney Westwood & Riegels, our legal counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States of America or the securities laws of any state or other political subdivision or territory of the United States of America, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state or other political subdivision or territory of the United States of America.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf’ registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933, as amended, with respect to the ordinary shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.sai.tech. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2025, filed on April 30, 2026;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 5, 2026, April 28, 2026, April 6, 2026 and March 31, 2026.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SAIHEAT Limited, c/o #266A South Bridge Road, #02-01 Singapore (058815). Attention: Jianwei Li, Chief Executive Officer, telephone number: +65 9656 5641.

You may also access these documents on our website, www.reitar.io. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

SAIHEAT Limited

UP TO $300,000,000

CLASS A ORDINARY SHARES, DEBT,

WARRANTS, RIGHTS AND UNITS

The date of this prospectus is July 2, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.

The Amended and Restated Memorandum and Articles of Association provide that every director and officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No Person shall be found to have committed actual fraud, wilful neglect or wilful default under the Amended and Restated Memorandum and Articles of Association unless or until a court of competent jurisdiction shall have made a finding to that effect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

1.1**	Form of Placement Agreement

3.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to our report of Foreign Private Issuer on Form 6-K (File No. 001-40368) filed with the SEC on April 28, 2026)

4.1*	Registrant’s Specimen Certificate for Class A ordinary shares

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.1 to our report on Form 8-K/A (001-40368) filed with the SEC on May 6, 2021)

4.3	Warrant Agreement, dated as of April 28, 2021, between TradeUP Global Corporation and VStock Transfer, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to our report on Form 8-K/A (001-40368) filed with the SEC on May 6, 2021)

4.4**	Form of Warrant Agreement

4.5*	Form of Indenture

4.6**	Form of Debt Security

4.7**	Form of Share Purchase Contract

4.8**	Form of Subscription Right Agreement (including form of Right Certificate)

4.9**	Form of Unit Agreement (including form of Unit Certificate)

4.10**	Form of Global Warrant to Purchase Class A ordinary shares (included in Exhibit 4.4)

5.1*	Opinion of Harney Westwood & Riegels regarding the validity of Class A Ordinary Shares being registered

23.1*	Consent of AssentSure PAC

23.2*	Consent of Audit Alliance LLP.

23.3*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

107*	Filing Fee Table

*	Filed herewith.

**	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 2, 2026.

SAIHEAT Limited

By:	/s/ Jianwei Li
Name:	Jianwei Li
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on July 2, 2026 in the capacities and on the dates indicated.

Signature	Title

/s/ Jianwei Li	Director and Chief Executive Officer
Jianwei Li	(Principal Executive Officer)

/s/ Jianwei Li	Acting Chief Financial Officer
Jianwei Li	(Principal Financial and Accounting Officer)

/s/ Hao Ge	Independent Director
Hao Ge

/s/ Lulu Zhou	Independent Director
Lulu Zhou

/s/ Junfei Ren	Independent Director
Junfei Ren

/s/ Tianshi Yang	Independent Director
Tianshi Yang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SAIHEAT Limited, has signed this registration statement or amendment thereto in Newark, Delaware on July 2, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director